Exhibit 21.1
List of Subsidiaries of Hayes Lemmerz International, Inc.

HLI Parent Company, Inc. (Delaware)
HLI Operating Company, Inc. (Delaware)
HLI Wheels Holding Company, Inc. (Delaware)
Hayes Lemmerz International — Sedalia, Inc. (Delaware)
Hayes Lemmerz International — Howell, Inc. (Michigan)
Hayes Lemmerz International — Huntington, Inc. (Indiana)
Hayes Lemmerz International — Georgia, Inc. (Delaware)
Hayes Lemmerz International Import, Inc. (Delaware)
Hayes Lemmerz International — California, Inc. (Delaware)
HLI Commercial Highway Holding Company, Inc. (Delaware)
Hayes Lemmerz International — Commercial Highway, Inc. (Delaware)
HLI Powertrain Holding Company, Inc. (Delaware)
Hayes Lemmerz International — Wabash, Inc. (Indiana)
Hayes Lemmerz International — Laredo, Inc. (Texas)
Industrias Fronterizas HLI, S.A. de C.V. (Mexico)
HLI Brakes Holding Company, Inc. (Delaware)
Hayes Lemmerz International — Homer, Inc. (Delaware)
Hayes Lemmerz International — Frenos, S.A. de C.V. (Mexico)
HLI Suspension Holding Company, Inc. (Delaware)
HLI Services Holding Company, Inc. (Delaware)
Hayes Lemmerz International — Technical Center, Inc. (Michigan)
HLI Realty, Inc. (Michigan)
Hayes Funding I, LLC (Delaware)
Hayes Funding II, Inc. (Delaware)
Hayes Lemmerz International — Kentucky, Inc. (Delaware)
HLI Netherlands Holdings, Inc. (Delaware)
HLI Swiss Holdings, LLC (Delaware)
Hayes Lemmerz Finance LLC (Delaware)
CMI — Europe Netherlands Holdings B.V. (Netherlands)
Hayes Lemmerz Japan, K.K. (Japan)
HLI Netherlands B.V. (Netherlands)
HLI Luxembourg S.a.r.l. (Luxembourg)
Hayes Lemmerz Finance LLC – Luxembourg S.C.A. (Luxembourg)
Hayes Lemmerz Hungary Consulting Limited Liability Company (Hungary)
HLI European Holdings ETVE, S.L. (Spain)
Hayes Lemmerz Aluminio S. de R. L. de C.V. (Mexico)
Hayes Lemmerz Manresa, SPRL (Spain)
Hayes Lemmerz Fabricated Holdings B.V. (Netherlands)
Hayes Lemmerz Italy Holdings, S.r.l. (Italy)
Hayes Lemmerz, S.r.l (Italy)
Automotive Overseas Investments (Proprietary) Limited (South Africa)
Hayes Lemmerz South Africa (Proprietary) Limited (South Africa)

Borlem Aluminio S.A. (Brazil)
Hayes Lemmerz Alukola, s.r.o. (Czech Republic)
Hayes Lemmerz Alutechnologie, s.r.o. (Czech Republic)
Hayes Lemmerz Barcelona, S.A. (Spain)
Hayes Lemmerz Belgie, B.V.B.A. (Belgium)
Siam Lemmerz Co., Ltd. (Thailand)
Hayes Lemmerz Holding GmbH (Germany)
European Commercial Wheels, B.V.B.A. (Belgium)
Hayes Lemmerz Werke GmbH (Germany)
Hayes Lemmerz Konigswinter GmbH (Germany)
Kalyani Lemmerz Limited (India)
Hayes Lemmerz Immobilien GmbH & Co. KG Partnership (Germany)
Hayes Lemmerz Autokola, a.s (Czech Republic)
Hayes Lemmerz — Inci Jant Sanayi, A.S (Turkey)
Hayes Lemmerz — Jantas Jant Sanayi ve Ticaret A.S. (Turkey)
Borlem S.A. Empreendimentos Industriais (Brazil)

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